                                  EXHIBIT 99.1

        Contacts:  Daniel J. Thomas               Thomas E. Kiraly
                   President and                  Executive Vice President and
                   Chief Executive Officer        Chief Financial Officer
                   (972) 364-8111                 (972) 364-8217


CONCENTRA OPERATING CORPORATION REPORTS FIRST QUARTER RESULTS

         ADDISON, Texas, May 6, 2002 - Concentra Operating Corporation ("Concentra") today announced results for the first quarter ended March 31, 2002. The Company reported Consolidated Earnings Before Interest Taxes Depreciation and Amortization ("EBITDA") of $30,084,000 in the first quarter of 2002 versus $29,024,000 in the same quarter last year.

         Revenue for the first quarter increased 19% to $238,380,000 from $200,758,000 in the year-earlier quarter. Operating income increased 8% to $20,313,000 from $18,767,000 in the same period last year. Net income for the quarter totaled $5,145,000 compared with a net loss of $5,438,000 for the first quarter of 2001.

         Results for the first quarter included one-time revenue and expense adjustments related to a change in accounting estimate for accounts receivable reserves. Following an extensive review of the Company's accounts receivable history and collection experience, utilizing new data provided by recently implemented information systems, Concentra determined that additional sales allowances and bad debt reserves of $7,106,000 were required as of March 31, 2002. This reserve increase related primarily to the Company's Health Services segment, offset by reserve reductions in other segments. This analysis also indicated that the reserve amounts being provided for current billings are sufficient and need no adjustment at this time. These additional allowances were the primary contributing factors to a decrease in the Company's days sales outstanding ("DSO") from 73 days at the conclusion of 2001 to 66 days at March 31, 2002, which reflects the lowest level in the Company's history since its formation in 1997. Through an increased focus on collections and working capital management, the Company's DSO has been declining from a peak of 83 days in September of 1999 to its new level. This net addition to receivables allowances was partially offset by a one-time $3,867,000 reduction in employee benefits during the quarter. Excluding these adjustments, the Company's EBITDA for the first quarter of 2002 would have been $33,323,000.

         Commenting on the results, Daniel J. Thomas, President and Chief Executive Officer of Concentra, said, "We are pleased to report that Concentra has continued to turn in a solid operational and financial performance in spite of the generally challenging national economic conditions that have restrained employment growth and hiring activities, which are key drivers for our Health Services and other workers' compensation-related businesses. Nevertheless, we saw good overall operating results during the quarter, despite the one-time adjustments which affected the quarter. This relatively strong operating performance relates both to year-over-year growth in our Care Management Services segment and to the initial effects of the synergies which we are realizing from our acquisition of National Healthcare Resources, Inc."


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Concentra Announces First Quarter Results
Page 2
May 6, 2002

         Commenting specifically about the Company's Health Services segment, Thomas noted that visit trends continued to reflect a year-over-year decline in the first quarter due to the ongoing effects of lower nationwide employment and related injury trends. "Even though we remained largely on track for revenue and EBITDA growth in the first quarter, we currently believe the economic slowdown we have faced during the quarter has been deeper and more protracted than we originally expected," said Thomas. However, Thomas also stated that the Company has been seeing improvement in these trends during the second quarter and believes that the Company's performance will benefit from this apparent recovery in job growth.

         At March 31, 2002, due primarily to seasonal working capital requirements, Concentra had borrowings of $21,500,000 outstanding under its $100,000,000 revolving credit facility. This compares with borrowings of $17,000,000 at the year-earlier date. The Company stated that higher year-over-year borrowings relate primarily to the Company's use of approximately $20 million in revolver borrowings as a part of its financing for its acquisition of National Healthcare Resources, Inc. in November of 2001.

         Concentra's first quarter net income was positively affected by a $5,190,000 gain in the value of the Company's interest rate hedging arrangements as compared to a decrease in value of $6,726,000 during the first quarter of 2001. The increase in fair value of the Company's fixed-rate hedging arrangements was primarily the result of a general increase in interest rate expectations during the quarter. Changes in the fair value of the Company's hedging arrangements are non-cash in nature and will ultimately offset each other on a cumulative basis if Concentra holds the underlying instruments to maturity.

         Additionally, Concentra's net income benefited from the effects of adopting Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles," as of December 31, 2001. Under this new accounting standard, Concentra is required to discontinue its amortization of goodwill for periods subsequent to 2001. During the first quarter, the Company had amortization expense of $929,000 as compared to $3,677,000 during the same period last year. On a pro-forma basis, the Company would have amortized $69,000 during the first quarter of 2001 had this new accounting standard been in effect during that comparative period.

         Concentra Operating Corporation, the successor to and a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and re-pricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services. Concentra provides its services to over 130,000 employers and 3,000 insurance companies, health plans and third party administrators nationwide.

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Concentra Announces First Quarter Results
Page 3
May 6, 2002

         A public, listen-only simulcast of Concentra's first quarter conference call will begin at 9:00 a.m. Eastern Daylight Time tomorrow (May 7, 2002) and may be accessed via the Company's web site, http://www.concentra.com. Investors
                                            ------------------------
are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration form and receive an access password. An online replay will be available shortly after the conclusion of the live broadcast using the same link and will continue through June 7, 2002.

         This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company's operations, changes in nationwide employment and workplace injury trends, interruption in its data processing capabilities, operational financing and strategic risks related to the Company's capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company's services, and dependence on key management personnel. Additional factors include those described in the Company's filings with the Securities and Exchange Commission.

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

Concentra Announces First Quarter Results
Page 4
May 6, 2002


                         CONCENTRA OPERATING CORPORATION

                          a wholly owned subsidiary of
                                 CONCENTRA INC.
                 Unaudited Consolidated Statements of Operations
                                 (in thousands)

                                                                                 Three Months Ended
                                                                                      March 31,
                                                                           -------------------------------
                                                                                2002              2001
                                                                           -------------     -------------
REVENUE:
   Health Services                                                         $     101,676     $     106,352
   Network Services                                                               57,229            42,345
   Care Management Services                                                       79,475            52,061
                                                                           -------------     -------------
     Total revenue                                                               238,380           200,758

COST OF SERVICES:
   Health Services                                                                93,826            88,101
   Network Services                                                               33,551            26,247
   Care Management Services                                                       67,372            45,295
                                                                           -------------     -------------
     Total cost of services                                                      194,749           159,643
                                                                           -------------     -------------

       Total gross profit                                                         43,631            41,115

General and administrative expenses                                               22,389            18,671
Amortization of intangibles                                                          929             3,677
                                                                           -------------     -------------
       Operating income                                                           20,313            18,767

Interest expense, net                                                             16,421            16,910
(Gain) loss on fair value of hedging arrangements                                 (5,190)            6,726
Loss of acquired affiliate, net of tax                                                 -             1,116
Other, net                                                                           368                 7
                                                                           -------------     -------------
Income (loss) before income taxes                                                  8,714            (5,992)
   Provision (benefit) for income taxes                                            3,569              (554)
                                                                           -------------     -------------
Net income (loss)                                                          $       5,145     $      (5,438)
                                                                           =============     =============



      Concentra's first quarter 2001 bad debt expense of $2.7 million has been reclassified from a reduction to revenue to cost of services to conform to the classifications used in 2002. This reclassification resulted from a change in Concentra's process and methodology for estimating bad debt and sales allowances.

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

Concentra Announces First Quarter Results
Page 5
May 6, 2002



                         CONCENTRA OPERATING CORPORATION

                          a wholly owned subsidiary of
                                 CONCENTRA INC.
                      Unaudited Consolidated Balance Sheets
                                 (in thousands)

                                                                              March 31,      December 31,
                                                                                2002             2001
                                                                           -------------     ------------
                            ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                               $       8,327     $       7,308
   Accounts receivable, net                                                      175,677           181,023
   Prepaid expenses and other current assets                                      37,509            38,760
                                                                           -------------     -------------
     Total current assets                                                        221,513           227,091

PROPERTY AND EQUIPMENT, NET                                                      131,293           132,302

GOODWILL AND OTHER INTANGIBLE ASSETS, NET                                        478,489           475,500

OTHER ASSETS                                                                      32,312            32,072
                                                                           -------------     -------------
                                                                           $     863,607     $     866,965
                                                                           =============     =============

     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Revolving credit facility                                               $      21,500     $       6,000
   Current portion of long-term debt                                               5,106             4,211
   Accounts payable and accrued expenses                                         113,485           133,908
                                                                           -------------     -------------
     Total current liabilities                                                   140,091           144,119

LONG-TERM PORTION OF DEBT                                                        551,242           552,270

DEFERRED INCOME TAXES AND OTHER LIABILITIES                                       67,156            67,094

FAIR VALUE OF HEDGING ARRANGEMENTS                                                20,694            25,883

STOCKHOLDER'S EQUITY                                                              84,424            77,599
                                                                           -------------     -------------
                                                                           $     863,607     $     866,965
                                                                           =============     =============




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

Concentra Announces First Quarter Results
Page 6
May 6, 2002



                         CONCENTRA OPERATING CORPORATION
                          a wholly owned subsidiary of
                                 CONCENTRA INC.
                  Reconciliation of Net Income (Loss) to EBITDA
                                 (in thousands)

                                                                                 Three Months Ended
                                                                                      March 31,
                                                                           -------------------------------
                                                                                2002             2001
                                                                           -------------     -------------
Net (income) loss                                                          $       5,145     $      (5,438)

   Provision (benefit) for income taxes                                            3,569              (554)
   Interest expense, net                                                          16,421            16,910
   (Gain) loss on fair value of hedging
     arrangements                                                                 (5,190)            6,726
   Equity in loss of acquired affiliate, net of tax                                   --             1,116
   Other, net                                                                        368                 7
                                                                           -------------     -------------

Operating income                                                                  20,313            18,767

   Depreciation expense                                                            9,195             6,576
   Amortization of intangibles                                                       929             3,677
   Minority interest                                                                (353)                4
                                                                           -------------     -------------

EBITDA                                                                       $    30,084      $     29,024
                                                                            ============      ============




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